CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our auditors reports on the financial statements of the StockJungle.com Community
Intelligence Fund, the StockJungle.com Pure Play Internet Fund, the StockJungle.com Market Leaders Fund of the StockJungle.com Trust dated October 20, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 5 Form N-1A filing.


/s/ ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
August 4, 2000